EXHIBIT INDEX

2.       Opinion of counsel.

6.       Actuarial Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President
         - Insurance Product Development.

7 (a)    Written  actuarial  consent  of Mark  Gorham,  F.S.A.,  M.A.A.A.,
         Vice President  -  Insurance   Product   Development.

7 (b)    Written   auditor   consent   of  Ernst  &  Young  LLP